Exhibit 10.16

Third Amendment to

Stericycle, Inc. 1997 Stock Option Plan

Paragraph 8.4 (“Transferability”) of the Stericycle, Inc. 1997 Stock Option Plan is amended to read as follows:

8.4    Transferability

Except as provided in the Option Agreement or as permitted by the Plan Administrator in the case of NSOs, no Option or Installment may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy, and no Option shall be subject to execution, attachment or similar process.